Exhibit 99.1

Histogen Announces $3.5 Million Private Placement

SAN DIEGO, December 16, 2021 – Histogen Inc. (NASDAQ: HSTO), a clinical-stage company focused on developing potential first-in-class restorative therapeutics that ignite the body’s natural process to repair and maintain healthy biological function, announced today that it has entered into securities purchase agreements with certain institutional and accredited investors to issue, in a private placement, 8,235,297 shares of common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to an aggregate of 8,235,297 shares of common stock, at a purchase price of $0.425 per share of common stock (or pre-funded warrant) and associated warrant, for expected gross proceeds to Histogen of approximately $3.5 million, before deducting placement agent fees and other offering expenses payable by the Company. The warrants have an exercise price of $0.425 per share of common stock, will be exercisable commencing six months and one day following the date of issuance for a period of five and one-half years from the date of issuance.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the private placement.

The closing of the private placement is expected to occur on or about December 20, 2021, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the private placement for working capital and general corporate purposes.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Under an agreement with the investors, the Company agreed to file an initial registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock to be issued to the investors (including the shares of common stock issuable upon the exercise of the warrants) no later than 15 days and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 75 days in the event of a “full review” by the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Histogen Inc.

Histogen Inc. is a clinical-stage therapeutics company focused on developing potential first-in-class restorative therapeutics that ignite the body’s natural process to repair and maintain healthy biological function. Histogen’s innovative technology platform utilizes cell conditioned media and extracellular matrix materials produced by hypoxia-induced multipotent cells. Histogen’s proprietary, reproducible manufacturing process provides targeted solutions across a broad range of therapeutic indications, including joint cartilage regeneration, spinal disk repair, tendon, ligament and other soft tissue repair. For more information, please visit www.histogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. For example, we are using forward-looking statements when we discuss the completion of the private placement; the satisfaction of customary closing conditions related to the private placement and the intended use of net proceeds from the private placement, as well as, Histogen’s future operations and its ability to successfully initiate and complete clinical trials, obtain clinical trial data and achieve regulatory milestones and related timing, including those related to the completion and reporting of top-line data for the HST 003 Phase 1/2 clinical trial for regeneration of cartilage in the knee, the completion of IND enabling activities and the anticipated filing of the HST 004 IND for spinal disc repair and the timing of providing clinical development guidance on the emricasan clinical program for the treatment of COVID-19; the nature, strategy and focus of Histogen’s business; the sufficiency of Histogen’s cash resources based on anticipated cash needs and its ability to achieve value for its stockholders, specifically given the strategic shift to orthopedic indications; Amerimmune’s ability to further develop emricasan and achieve value for Histogen’s stockholders; and the development and commercial potential and potential benefits of any of Histogen’s product candidates, such as HST 003 and HST 004. Histogen may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on Histogen’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Histogen that could differ materially from those described in or implied by the statements in this press release, including: the uncertainties associated with the clinical development and regulatory approval of Histogen’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials, such as the completion and reporting of top-line data for the HST-003 Phase 1/2 clinical trial for regeneration of cartilage in the knee, the completion of IND enabling activities and the anticipated filing of the HST 004 IND for spinal disc repair and Amerimmune’s ability to further develop emricasan for the treatment of COVID-19, including the complexity and length of studies required to commercialize emricasan for COVID-19 and potential delays in the completion of clinical trials; Histogen’s dependence on its collaboration partner, Amerimmune, to carry out the development of emricasan and the potential for delays in the timing of regulatory approval; competition in the orthopedics market, COVID-19 market and other markets in which Histogen and its collaboration partner operate; the potential that earlier clinical trials and studies of Histogen’s product candidates may not be predictive of future results; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm Histogen’s financial condition and increase its costs and expenses; the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all; and market and other conditions. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including those risks discussed in Histogen’s filings with the Securities and Exchange Commission. Except as otherwise required by law, Histogen disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events, or circumstances or otherwise.

CONTACT:

Susan A. Knudson

Executive Vice President & CFO

Histogen Inc.

ir@histogen.com